Clinical Trial Evaluating Delivery of Regular Human Insulin vs. Rapid Acting Insulin Delivered by Valeritas’ V-Go® Meets Primary A1c Endpoint
Use of Regular Human Insulin could save U.S. patients with type 2 diabetes and healthcare systems thousands of dollars per patient annually

BRIDGEWATER, N.J., Aug. 15, 2019 (GLOBE NEWSWIRE) -- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go® Wearable Insulin Delivery device, a simple, all-in-one, wearable insulin delivery option for patients with diabetes, today announced that a randomized controlled trial comparing the delivery of U-100 Regular Human Insulin (RHI) by V-Go versus delivery of Rapid Acting Insulin (RAI) by V-Go in patients with type 2 diabetes has met the primary A1c (blood sugar levels) endpoint.
A planned interim analysis was reviewed by an independent Data Safety and Monitoring Committee (DSMC) who unanimously recommended stopping further participant screening and randomization after determining non-inferiority had been met when examining the change in A1c over the treatment period between the two arms. The DSMC concluded that the data collected after 75% of the patients had been randomized was sufficient to support the conclusion that the study had successfully achieved the study’s primary endpoint. Because no untoward safety signals were seen, the investigators agreed on August 12, 2019 to end the study early.
“We are very pleased that the interim analysis clearly demonstrated non-inferiority between U-100 Rapid Acting Insulin and Regular Human Insulin when delivered by V-Go and believe the results from this study could have a meaningful impact for the many patients who have difficulty affording their insulin,” said Pablo Mora, MD, FACE, CDE, from the Dallas Diabetes Research Center, Coordinating Investigator for the study. “Insulin therapy is necessary for many patients to control diabetes, and the potential to enable use of a lower-cost yet effective option like Regular Human Insulin can benefit patient adherence resulting in improved blood sugar control.”
“The investigators in this multi-center study have done profoundly important work by demonstrating that V-Go delivery devices utilizing less expensive U-100 Regular Human Insulin were just as effective as V-Go devices utilizing U-100 Rapid Acting Insulin. Use of Regular Human Insulin could save U.S. patients with type 2 diabetes and healthcare systems thousands of dollars per patient annually,” said John Timberlake, President and Chief Executive Officer of Valeritas.
At this time the use of U-100 Regular Human Insulin with V-Go Wearable Insulin Delivery device has not been cleared by the Food and Drug Administration. A U-100 fast acting insulin should be used with V-Go. Humalog® (insulin lispro, rDNA origin) and NovoLog® (insulin aspart, rDNA origin) have been tested by Valeritas, Inc. and found to be safe for use in the V-Go Wearable Insulin Delivery device.
About the Study
This study is an investigator-initiated multi-center prospective, randomized, parallel, non-inferiority 14-week trial comparing the efficacy and safety of U-100 Regular Human Insulin to U-100 Rapid Acting Insulin analog in a type 2 diabetes population already using V-Go Wearable Insulin Delivery device filled with Rapid Acting Insulin. More information on the trial can be found at ClinicalTrials.gov Identifier: NCT03495908.
This study is managed and executed by East Coast Institute for Research (ECIR) with enrollment conducted at Northeast Florida Endocrine and Diabetes Associates in Jacksonville, Florida by Principal Investigator David Sutton, MD, FACE, and The Jones Center for Diabetes and Endocrine Wellness in Macon, Georgia by Principal Investigator Ashwini Gore, MD, and in Columbus, Georgia by Bantwal Baliga, MD.

About East Coast Institute for Research (ECIR)
ECIR is dedicated to developing ground-breaking new research to benefit our community. Their research involves the latest medications and devices not yet available to the general public and is conducted at their state-of-the-art facilities in Northeast Florida and Georgia and has affiliations with several physician practices in the area. Their capabilities encompass Phase II, III and IV clinical trials, including both sponsor and investigator initiated studies of drugs and devices.
About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.
More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.
Humalog is a registered trademark of Eli Lilly and Company and NovoLog is a registered trademark of Novo Nordisk A/S.
Forward-Looking Statements
This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans, the success, timing and cost of our ongoing and anticipated clinical trials for our new product candidates (including the use of Regular Human Insulin (“RHI”) in our V-Go device), and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, Valeritas' expected cash burn rate and its ability to continue to increase new and total prescription growth, the effects of the reverse stock split on the trading price of Valeritas’ common stock, in both the short and long-term, the inherent uncertainties associated with developing new products or technologies, including the risk that interim results are not necessarily indicative of the final results of our ongoing trials for our new product candidates, and the timing of and our ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, our new product candidates (for example, the use of RHI in our V-Go device is subject to approval by the FDA through its traditional 510(k) pathway), which can be a lengthy, expensive and uncertain process, the ability to continue to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.
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